Exhibit 1.1
17,500,000 Shares
HERCULES OFFSHORE, INC.
COMMON STOCK
UNDERWRITING AGREEMENT
September 24, 2009
Morgan Stanley & Co. Incorporated
UBS Securities LLC
As Representatives of the Several Underwriters named in Schedule A hereto,
1585 Broadway
New York, New York 10036
Dear Sirs:
     1. Introductory. Hercules Offshore, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) 17,500,000 shares of its common stock, par value $0.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,625,000 shares of its common stock, par value $0.01 per share (the “Optional Shares”) if and to the extent that you, as Representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Offered Shares.” The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) The Company has filed with the Commission (as hereinafter defined) a registration statement on Form S-3 (No. 333-138475), including a related prospectus or prospectuses, covering the registration of the Offered Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 6:00 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” of the Registration Statement relating to the Offered Shares means the time of the first contract of sale for the Offered Shares.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission. Unless otherwise noted, references to a specified rule in this Agreement shall be to such rule in the Rules and Regulations promulgated under the Act.
     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Shares that is included in the Registration Statement at such time, including all 430B Information with respect to the Registration Statement and any document incorporated by reference therein, in each case that has not been superseded or modified.
     (b) (i)(A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Shares and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii)(A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Statutory Prospectus at the Effective Time or the Final Prospectus, at the time they were or are hereafter filed with the Commission complied or will comply in all material respects with the Exchange Act and the Rules and Regulations. There are no contracts or other documents that are required to be described in the Registration Statement or the Statutory Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (d) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Offered Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Shares to continue as contemplated in the expired registration statement relating to the Offered Shares. References herein to the Registration Statement shall include such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
     (e) The Company has paid the required Commission filing fees relating to the Offered Shares as required by Rule 457.

     (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (A) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.
     (g) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated September 23, 2009, including any document incorporated by reference therein, that has not been superseded or modified (which is the most recent Statutory Prospectus distributed to investors generally), and the documents attached to this Agreement as Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. Except for the Issuer Free Writing Prospectuses, if any, identified on Schedule B hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Issuer Free Writing Prospectus.
     (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. A Material Adverse Effect means (x) a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole or (y) a material adverse effect on the ability of the Company to consummate the issuance and sale of the Offered Shares on a timely basis (a “Material Adverse Effect”).
     (j) Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (limited liability company, corporate and other) to own its properties and conduct its business as described in the General Disclosure Package. Each subsidiary of the Company is duly qualified or has made the necessary filing requirements and received the necessary approvals, as the case may be, to do business as a foreign limited liability company or corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of each company and are fully paid (to the extent required under the applicable subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and any similar foreign law); and the equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except to the extent such equity interests are subject to a lien or encumbrance in connection with the Credit Agreement dated as of July 11, 2007, as amended, (the “Credit Agreement”) among the Company, as borrower, the subsidiaries party thereto, as guarantors, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent and the other lenders party thereto.
     (k) The Offered Shares have been duly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.
     (l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each Statutory Prospectus at the Effective Time and the Final Prospectus. The shares of Common Stock outstanding prior to the issuance of the Offered Shares have been duly authorized and are validly issued, fully paid and nonassessable, and the stockholders of the Company have no preemptive or similar rights with respect to the Offered Shares.
     (m) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any subsidiary and any person that would give rise to a valid claim against the Company, any subsidiary or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (n) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been validly waived or satisfied prior to the date hereof.
     (o) The Offered Shares have been approved for listing on the NASDAQ Global Market.
     (p) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained and made under the Act (provided, however, a filing with the Commission pursuant to Rule 424(b) may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule) and (ii) such as may be required under state securities laws.
     (q) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, other than such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or by which any of the assets or properties of the Company or any subsidiary of the Company is subject, or (ii) the Company’s certificate of incorporation or the Company’s bylaws or the organizational documents of any subsidiary of the Company, other than in the case of clause (i), such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (s) This Agreement has been duly authorized, executed and delivered by the Company.
     (t) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries (i) have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, (ii) hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except, in each case, for such liens, encumbrances, defects or exceptions that would not have a Material Adverse Effect.
     (u) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (v) No labor dispute, strike or work stoppage with or by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.
     (w) The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (x) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (y) Except as disclosed in the General Disclosure Package, there are no pending, or, to the Company’s knowledge, threatened actions, suits or proceedings against the Company, any of its subsidiaries or to which any of their respective properties are subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (z) The public accountants whose reports are included in the Registration Statement and the General Disclosure Package are independent within the meaning of the Act. The financial statements included in the Registration Statement and the General Disclosure Package (including the notes thereto) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

     (aa) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has not been any change in the long term debt of the Company or any Subsidiary.
     (bb) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (dd) Neither the Company nor any subsidiary is, or after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Final Prospectus will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (ee) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (ff) Other than Hercules Offshore Liftboat Company, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. The Company owns a 25% interest in Offshore Towing, Inc., a Louisiana corporation. Hercules (Offshore) Nigeria, Ltd., a Nigerian company, is not a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X.
     (gg) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.
     (hh) Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (ii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (jj) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or , to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Entity represents and covenants that, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $4.7625 per share (the “Purchase Price”), that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto.
     Payment for the Firm Shares shall be made to the Company in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives against delivery of the Firm Shares for the respective accounts of the several Underwriters, at the office of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin Street, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on September 30, 2009, or at such other time as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase, and the Company agrees to sell to the Underwriters, all or less than all of the Optional Shares at the Purchase Price. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractional shares) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given.
     The Firm Shares and Optional Shares, if applicable, shall be registered in such names and in such denominations as the Representatives shall request in writing no later than one full business day prior to the applicable Closing Date. The Firm Shares and Optional Shares, if applicable, shall be delivered on the applicable Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     4. Offering by Underwriters. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered Shares as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Offered Shares are to be offered to the public initially at $5.00 a share.
     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
     (a) The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(1) or Rule 424(b)(2) (or, if applicable and consented to by the Representatives (which shall not be unreasonably withheld), subparagraph (3), (4) or (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
     (b) The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus with respect to the Offered Shares at any time and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives reasonably object; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, in each case with respect to the Offered Shares, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Registration Statement or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Representatives copies of the Registration Statement (one of which will be signed and will include all exhibits and documents incorporated by reference), any Statutory Prospectus relating to the Offered Shares, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) During the period of five years hereafter, the Company will furnish or make available to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish or make available to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.
     (h) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than a registration statement on Form S-8 or any successor form in connection with the registration of securities pursuant to any equity compensation plan of the Company (a “Plan”) relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Morgan Stanley & Co. Incorporated and UBS Securities LLC, except with respect to Common Stock issued or issuable pursuant to stock options outstanding on the date hereof and Common Stock and other stock-based awards issued or issuable pursuant to the terms of a Plan. Moreover, the Company will not enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock, in cash or otherwise. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees with the several Underwriters that that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Shares under state securities laws and all expenses in connection with the qualification of the Offered Shares for offer and sale under state securities laws as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Offered Shares on the NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Offered Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     (j) The Company hereby agrees not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Representatives shall have received a letter, dated the date hereof, of Ernst & Young, LLP and Grant Thornton LLP, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package. For purposes of this Section 7(a), all financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package.
     (b) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Shares.
     (d) The Representatives shall have received an opinion, dated such Closing Date, of Andrews Kurth L.L.P., counsel for the Company, with respect to the matters set forth in Exhibit B to this Agreement.
     (e) The Representatives shall have received an opinion, dated such Closing Date, of James W. Noe, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, with respect to the matters set forth in Exhibit C to this Agreement.
     (f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the organization of the Company, the validity of the Offered Shares delivered on such Closing Date, the Registration Statement, the Final Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officers, no proceedings for that purpose have been instituted or are threatened by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (h) The Representatives shall have received a letter, dated such Closing Date, each of Ernst & Young, LLP and Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.
     (i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the directors and the executive officers of the Company substantially in the form of Exhibit A.
     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Each Underwriter will severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh paragraph under the caption “Underwriting (Conflicts of Interest)” related to stabilizing transactions, syndicate covering transactions, penalty bids and passive market making and the information in the thirteenth paragraph under the caption “Underwriting (Conflicts of Interest)” related to prospectuses in electronic format and Internet distributions.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter) within the meaning of Section 15 of the Act and Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective

Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act.
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(i) and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all actual out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares.
     11. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, Attention: Chief Financial Officer (fax no: (713) 350-5105); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Shares and no fiduciary, advisory or agency relationship between Company, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;
     (b) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus at the Effective Time, the Final Prospectus, the conduct of the offering and the purchase and sale of the Offered Shares.
     (c) the price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (e) the Company, to the fullest extent permitted by law, waive any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Signature page follows.]

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HERCULES OFFSHORE, INC.

By:	/s/ James W. Noe

James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Accepted as of the date first above written.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule A hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott

Name: Kenneth G. Pott
Title: Managing Director

By:	UBS Securities LLC

By:	/s/ Chip Van Os

Name: Chip Van Os
Title: Executive Director

By:	/s/ Stephen Perich

Name: Stephen Perich
Title: Associate Director

SCHEDULE A

Number of Firm
Shares to be
Underwriter	Purchased
Morgan Stanley & Co. Incorporated	6,125,000
UBS Securities LLC	2,975,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,050,000
Deutsche Bank Securities Inc.	1,050,000
FBR Capital Markets & Co.	1,050,000
Goldman, Sachs & Co.	1,050,000
Jefferies & Company, Inc.	1,050,000
Pritchard Capital Partners, LLC	1,050,000
Raymond James & Associates, Inc.	1,050,000
Tudor, Pickering, Holt & Co. Securities, Inc.	1,050,000

Total	17,500,000

Schedule A

SCHEDULE B
HERCULES OFFSHORE, INC.

Price to public per share:	$5.00

Common stock offered by the Company:	17,500,000 shares (20,125,000 if the underwriters exercise their over-allotment option in full)

Net Proceeds (before expenses) to the Company:	$83,343,750 ($95,845,312 if the underwriters exercise their over-allotment option in full)
Schedule B

EXHIBIT A
Lock-Up Agreement
September 23, 2009
Hercules Offshore, Inc.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046
Morgan Stanley & Co. Incorporated
UBS Securities LLC
     As Representatives of the Several
     Underwriters named in Schedule A
     to the Underwriting Agreement
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) pursuant to which an offering of common stock, par value $0.01 per share (the “Securities”), of Hercules Offshore, Inc., and any successor (by merger, conversion or otherwise) thereto, (the “Company”) will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and UBS, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement or such earlier date that Morgan Stanley and UBS consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event, as applicable, unless Morgan Stanley and UBS waive, in writing, such an extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Morgan Stanley and UBS to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as it may have been extended pursuant to the previous paragraph) has expired.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. The foregoing restrictions will not apply to (1) a transfer of Securities to a family member or trust for the benefit of a family member, (2) a bona fide gift of Securities, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5) or (3) a sale of securities effected pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. If the Public Offering Date does not occur on or before October 31, 2009, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from the undersigned’s obligations under this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

EXHIBIT B
Form of Opinion of Issuer Counsel
     We have acted as special counsel to Hercules Offshore, Inc., a Delaware corporation (the “Issuer”), in connection with the Underwriting Agreement dated September 24, 2009 (the “Underwriting Agreement”) among (i) the Issuer and (ii) Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Issuer to the Underwriters of 17,500,000 shares (the “Firm Securities”) of the Issuer’s Common Stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional 2,625,000 shares (the “Option Securities”) of Common Stock to cover over-allotments. The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”
     We are furnishing this opinion letter to you pursuant to Section 7(d) of the Underwriting Agreement.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     1. the registration statement on Form S-3 (File No. 333-138475) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on November 7, 2006, as amended by (i) Amendment No. 1 thereto filed with the SEC on February 17, 2009, and (ii) Amendment No. 2 thereto filed with the SEC on March 6, 2009, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);
     2. the preliminary prospectus supplement dated September 23, 2009, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     3. the prospectus supplement dated September 24, 2009, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     4. each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offering of Securities as identified on Schedule B of the Underwriting Agreement and the pricing information indentified on Schedule B of the Underwriting Agreement, (such documents, together with the Preliminary Prospectus, being referred to herein as the “Disclosure Package”);
     5. each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);
     6. the Underwriting Agreement;
     7. the Certificate of Incorporation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on September [___], 2009, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph 9 below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Incorporation”);

     8. the Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph 9 below, the date of the Underwriting Agreement and the date hereof (the “Issuer Bylaws”);
     9. resolutions of the Board of Directors of the Issuer dated [___] [___], 2006, [___] [___], 2009 and [___] [___], 2009 and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated September 24, 2009, in each case, certified by the Secretary of the Issuer;
     10. a certificate from the Secretary of State of the State of Delaware dated September [___], 2009 to the good standing and legal existence under the laws of the State of Delaware of the Issuer, a copy of which is attached hereto as Exhibit [ ];
     11. a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Issuer; and
     12. each of the Applicable Agreements (as defined below).
     Any reference to the Preliminary Prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include any document incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or in the case of the Disclosure Package, as of the Time of Sale.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.
     As used herein the following terms have the respective meanings set forth below:
     “Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate [Note: to include every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.]
     “Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, that have been certified by officers of the Issuer as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise. However, officers of the Issuer have certified in the Opinion Support Certificate that there are no Applicable Orders.
     “Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
     “Time of Sale” means 5:00 pm central time on September 24, 2009, which you have informed us to be the time just prior to the time when the sales of Securities were first made.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     (i) The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware.
     (ii) The Issuer has the corporate power and authority necessary to (i) execute and deliver, and incur and perform all of its obligations under the Underwriting Agreement and (ii) carry on its business and own, lease and operate its properties as described in the Registration Statement and the Prospectus.
     (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer.
     (iv) The issuance and sale of the Securities have been duly authorized by all necessary corporate action of the Issuer.
     (v) The holders of outstanding shares of capital stock of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Incorporation, the Issuer ByLaws, the General Corporation Law of the State of Delaware (the “DGCL”) or any Applicable Agreement, to subscribe for the Securities.
     (vi) When issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the [Firm/Option] Securities will be validly issued, fully paid and nonassessable.
     (vii) Except as described in the Disclosure Package, the issuance of the Securities to be sold by the Issuer pursuant to the Underwriting Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any security holder of the Issuer or any other person arising under the Issuer Certificate of Incorporation, the Issuer Bylaws, the DGCL or any of the Applicable Agreements.
     (viii) None of (i) the execution, delivery and performance by the Issuer of the Underwriting Agreement and (ii) the consummation by the Issuer of the issuance and sale of the [Firm/Option] Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of the Issuer Certificate of Incorporation or the Issuer Bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer or any of its subsidiaries pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, or (iv) the DGCL, or (E) resulted, results or will result in the contravention of any Applicable Order.
     (ix) No Governmental Approval is required to authorize, or is required for, the execution, delivery and performance by the Issuer of the Underwriting Agreement or the consummation of the issuance and sale of the [Firm/Option] Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization, order or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the United States of America or the State of Delaware.
     (x) The section of the Statutory Prospectus entitled “Material United States Federal Tax Considerations for Non-U.S. Holders,” insofar as it purports to constitute a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein; the statements contained in the Statutory Prospectus under the caption “Description of Capital Stock,” in the Base Prospectus and “Description of Common Stock” in the Preliminary Prospectus and the Prospectus, insofar as they purport to constitute a summary of the Offered Shares, fairly summarize in all material respects the terms of the Offered Shares.

     (xi) The Issuer is not, and immediately after giving effect to the issuance and sale of the [Firm/Option] Securities and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firms for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraph (x) above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it most recently became effective, contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of 6:00 p.m (Eastern time) on September 24, 2009 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.
     Furthermore, we advise you that we have been orally advised by the SEC that the Registration Statement was declared effective under the Securities Act on March 12, 2009. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.
     We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) applicable laws of the State of Texas; (iv) applicable laws of the State of Delaware; (v) with respect to opinion number (x) above, the U.S. federal income tax law; (vi) certain other specified laws of the United States of America to the extent referred to specifically herein and (vii) the DGCL. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs (xiii) and (ix) above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.
     Our opinions expressed herein are subject to the following additional assumptions and qualifications:

     (A) The opinions set forth in paragraph (i) above as to the valid existence and good standing of the Issuer are based solely upon our review of certificates and other communications from the appropriate public officials.
     (B) In rendering the opinions set forth in paragraph (vii) above regarding Applicable Agreements, we do not express any opinion as to any financial ratio or test or any aspect of the financial condition or results of operation of the Issuer.
     This opinion is being furnished only to you in connection with the sale of the [Firm/Option] Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

EXHIBIT C
Form of Opinion of Internal Counsel
     (i) The Company has been duly incorporated under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect.
     (ii) Each of Cliffs Drilling Company, Cliffs Drilling Trinidad L.L.C., Delta Towing LLC, Delta Towing Holdings, LLC, Hercules Drilling Company, LLC, Hercules Liftboat Company, LLC, Hercules Offshore International, LLC, Hercules Offshore Liftboat Company LLC, Hercules Offshore Services LLC, THE Hercules Offshore Drilling Company LLC, THE Offshore Drilling Company, THE Onshore Drilling Company, TODCO Americas Inc., TODCO International Inc., TODCO Management Services, Inc. and TODCO Mexico Inc. (collectively, the “Delaware Subsidiaries”) has been duly organized and is an existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the General Disclosure Package; and each Delaware Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in each of the jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each Delaware Subsidiary have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary and the Delaware General Corporate Law or the Delaware LLC Act, as applicable, and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and the equity interests of each Delaware Subsidiary are owned by the Company, directly or through subsidiaries, free from liens, encumbrances, defects or adverse claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company or one of its subsidiaries as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than liens, encumbrances and adverse claims created by or arising under the Delaware General Corporate Law, the Delaware LLC Act, the organizational documents of such Delaware Subsidiary or the Credit Agreement.
     (iii) Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Issuer and any other person granting such person the right to require the Issuer to file a registration statement under the Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to any other registration statement filed by the Issuer under the Act that have not been validly waived or satisfied prior to the Closing Date.
     (iv) The shares of Common Stock outstanding prior to the issuance of the Firm Securities have been duly authorized and are validly issued, fully paid and nonassessable.
     (v) Except as disclosed in the General Disclosure Package, to the knowledge of such counsel (i) there are no legal or governmental proceedings by or before any court or governmental agency, authority or body to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject of a character required to be described in the Registration Statement or the General Disclosure Package which are not described as required, and (ii) there are no contracts or documents of a character required to be described in the Registration Statement or the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required.
     Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent registered public accounting firm of the Company, with representatives of

Company counsel and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement or any amendment thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the most recent deemed effective date of the Registration Statement or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus or any amendment or supplement thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.